Exhibit 23.2

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


                  We consent to the incorporation by reference in the Registration Statement of eMarketplace, Inc. on Form S-8 of our report dated September 16, 1999 [except for Notes 17A, B and E as to which the dates are October 12, 12 and 11, 1999, respectively], on our audit of the financial statements of eMarketplace, Inc. We also consent to the reference of our firm under the caption "Experts" in the Prospectus forming part of such Registration Statement.







                                             /s/ MOORE STEPHENS, P.C.
                                             ---------------------------------
                                                 MOORE STEPHENS, P.C.
                                                 Certified Public Accountants.


Cranford, New Jersey
January 4, 2000